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EXHIBIT 10.2



                                    FORM OF

                          ASSOCIATE'S LICENSE AGREEMENT

                             FOR MAKING AND SELLING

                                  KRISPY KREME

                                    DOUGHNUTS


NORTH CAROLINA    )
                  )                                ASSOCIATE'S LICENSE AGREEMENT
FORSYTH COUNTY    )


         THIS AGREEMENT ("Agreement"), made and entered into as of the date and year set forth below, by and between KRISPY KREME DOUGHNUT CORPORATION ("Krispy Kreme"), a North Carolina corporation, having its principal office at Winston-Salem, North Carolina and ________________________ ("Associate").

         WHEREAS, Krispy Kreme has established successfully over a period of years a reputation, demand and goodwill for fresh and distinctive doughnuts and related products, as set forth in the Krispy Kreme Associates' Manuals as amended from time to time, under the name "Krispy Kreme," which signifies the highest standards of management, supervision, merchandising and freshness, uniformity and quality of products; and

         WHEREAS, Krispy Kreme has developed and maintained over a period of years, by expending time, effort and money, a unique system for the production, marketing and sale of its products (the "System") and has been and is currently engaged, among other things, in the business of licensing its System; and

         WHEREAS, the System is one unique and highly developed product consisting of the Krispy Kreme's mixes (the "Mix"), its Production Equipment System, which consists of equipment manufactured by Krispy Kreme, its federally registered trademarks and service marks (the "Marks") and the reputation and goodwill established and associated therewith, its unique doughnut shops with their distinctive architectural style and motif, properly located to yield the greatest public acceptance, and high standards and quality of products and service, and its knowledge, technology and manner of doing business in the field of production and sales, all of which are designed to produce Krispy Kreme Doughnuts that are fresh and uniform in taste; and

         WHEREAS, Associate recognizes the benefit of being identified with Krispy Kreme and desires to be licensed to utilize the unique System, to produce, market, package and sell Krispy Kreme Doughnuts in the manner set forth in the Krispy Kreme Associates' Manuals as amended from time to time (the "Manual"), to operate a doughnut shop(s) and a doughnut producing facility or facilities at the location(s) defined in Exhibit A attached (the "Location"), to have the only license with Krispy Kreme to utilize the System in an exclusive geographical area defined in

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Exhibit B attached (the "Area"), and to do all of the foregoing under the Krispy
Kreme name and Marks; and

         WHEREAS, Krispy Kreme is willing to grant such license to Associate upon the terms and conditions herein set forth;

         NOW, THEREFORE, it is mutually agreed by Krispy Kreme and Associate as follows:

                                    ARTICLE I
                  GRANT OF LICENSE BY KRISPY KREME TO ASSOCIATE

         Subject to the continuing good faith performance by Associate in the use and application of the System and in consideration of payment by Associate of royalties defined below and purchase of Mix and Production Equipment System, Krispy Kreme hereby grants a license to Associate strictly limited to the following:

         A. USE OF SYSTEM. To produce and sell Krispy Kreme Doughnuts using the System in accordance with standards set forth in the Manual.

         B. PACKAGING. To package Krispy Kreme Doughnuts so produced in containers and boxes of a quality, size, type and design and strictly in accordance with the instructions set out in the Manual.

         C. LOCATION OF PRODUCTION, PACKAGING AND DOUGHNUT SHOP SALES. To operate a doughnut producing facility and doughnut shop for retail sale of Krispy Kreme Doughnuts at the Location, and to conduct the business of producing, marketing, packaging and selling at retail or both retail and wholesale, over the counter and by truck distribution, from the Location. Since location is vitally important to successful marketing of Krispy Kreme Doughnuts, if Associate desires to relocate or establish an additional location within the Area, he shall obtain prior written approval of Krispy Kreme.

         D. SIGNIFICANCE OF FRESHNESS. To sell, at retail or wholesale, Krispy Kreme Doughnuts only if such doughnuts are "fresh," as that term is defined in the Manual. Associate acknowledges that "freshness," as defined in the Manual, is a key element of the System and essential to maintenance of Krispy Kreme's high standards of quality and uniformity and covenants to sell Krispy Kreme Doughnuts only if they are fresh. For purposes of this Agreement, the words "Krispy Kreme Doughnuts" mean FRESH doughnuts (but not frozen doughnuts) and related products that are uniform in taste and that are produced under the System in accordance with the Manual and this Agreement.

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         E.       TRADEMARKS. To use Krispy Kreme's Marks in selling of Krispy
                  Kreme Doughnuts only as authorized in this Agreement and the Manual.

         F. NAME. To use the words "Produced under the Authority of Krispy Kreme Doughnut Corporation" on containers and packages for Krispy Kreme Doughnuts produced by Associate.

         G. TERM. Unless terminated under the provisions of Article VIII hereof, the term of this Agreement shall be for a period of 15 years commencing upon the date hereof and ending on _____, ____ ("Original Term"), such Original Term (or any subsequent five (5) year renewal term) to be automatically extended for a five (5) year period thereafter, subject to the right of either party to terminate the Agreement upon giving written notice to the other party not less than six (6) months prior to date of termination of the Original Term (or any subsequent five (5) year renewal term).

                                   ARTICLE II
                            KRISPY KREME'S COVENANTS

         A. EXCLUSIVE AREA. Notwithstanding anything else in the Agreement to the contrary, during the term hereof, Krispy Kreme shall not grant to any other person a license to utilize the System in the Area to make wholesale, retail, special order and fund raising sales. During such term, Krispy Kreme shall not itself produce, package, distribute or sell fresh Krispy Kreme Doughnuts in the Area through retail, wholesale and special order and fund raising sales. Krispy Kreme may produce and sell products not sold under Krispy Kreme Marks, within the Area regardless of whether or not such products shall be deemed to be competitive with Associate.

                           Associate shall not sell Krispy Kreme Doughnuts or
                  utilize the System to sell any products outside the Area. Associate shall not deliver or solicit orders for sales of Krispy Kreme Doughnuts or other products outside the Area.

         B. FOOD, DRUG AND COSMETIC ACT AND OTHER GUARANTEES. Krispy Kreme guarantees that all articles and goods shipped or delivered to Associate shall be properly branded and labeled at the time of delivery and shall comply with the provisions of the Federal Food, Drug and Cosmetic Act. Krispy Kreme shall use its best efforts to see that all said articles and goods comply with and are produced and shipped under and in accordance with all other applicable federal, state and local laws, rules and regulations.

         C. INDEMNIFICATION. Krispy Kreme hereby agrees to indemnify and save harmless Associate from and against any loss, claim or damage, including reasonable attorneys' fees, resulting from any impurity, adulteration, or misbranding of the Mix and other products produced by Krispy Kreme and delivered to

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                  Associate which may be due to negligence of Krispy Kreme or breach by Krispy Kreme of any provision of this Agreement.

         D.       TRADEMARKS AND SERVICE MARKS.

                  1.       Krispy Kreme warrants:

                           (a)      that it or one of its subsidiary
                                    corporations is owner of the Marks set forth in the Manual;

                           (b) that said Marks are duly registered in the United States Patent Office as trademarks and service marks for goods and services set forth in the Manual; and

                           (c) that Krispy Kreme has the right to grant this license.

                  2. Krispy Kreme agrees that, in respect of all actions or claims by third parties, it will indemnify and hold Associate harmless from all costs (including reasonable attorneys' fees), losses and liabilities arising out of or resulting from the use by Associate of Krispy Kreme's Marks, distinctive markings, designs, labels and other marks pursuant to this Agreement. Both parties agree that Krispy Kreme shall have the exclusive right to defend any such claim, suit, action or proceeding by any third party against Associate arising out of or resulting from such use and that Associate shall promptly and timely notify Krispy Kreme of all such claims, actions, suits and proceedings.

         E. PURPOSE OF LICENSE. Krispy Kreme covenants, and Associate agrees, that the purpose of this Agreement is to generate revenue for Associate through his active participation in the licensed business and for Krispy Kreme as compensation for its licensing of the System; and they further agree that the purpose of such compensation and revenue is not to raise capital for Krispy Kreme or to provide Associate with a monetary return on his investment solely from the efforts of others.

         F. TECHNICAL ASSISTANCE. Krispy Kreme shall make available to Associate such technical assistance and services as it may be providing Associates from time to time upon such terms and conditions as may be established by Krispy Kreme.

         G. FINANCIAL ASSISTANCE. If Krispy Kreme provides financial assistance of any kind to Associate, it will charge Associate a service fee and interest, or either, for such financial assistance.

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                                   ARTICLE III
                              ASSOCIATE'S COVENANTS

         A. BEST EFFORTS IN AREA. Associate shall exert his best efforts to maximize the permitted sales potential for Krispy Kreme Doughnuts in the Area.

         B. TERM. Associate shall have the right to utilize the System and to produce, distribute, market and sell, at such price or prices as Associate in his sole discretion shall determine, Krispy Kreme Doughnuts under Krispy Kreme's Marks for so long as this Agreement remains in full force and effect and no longer.

         C. DOUGHNUT PRODUCING FACILITY. Associate shall maintain and operate a doughnut producing facility, where all production shall be done, at the Location with delivery and production equipment adequate to supply Krispy Kreme Doughnuts through both wholesale and retail sales in the Area, and he shall comply with all applicable laws, regulations and ordinances pertaining to its operation and shall at all times maintain the doughnut producing facility in a clean, wholesome and sanitary condition.

         D. PRODUCTION. Associate shall comply with all instructions, formulae, specifications and quality control guidelines for the production of, and the procedures for packaging of, Krispy Kreme Doughnuts as set forth in the Manual. If Associate fails to comply with these provisions of the Manual, (or has not received written approval for deviation from Manual standards) after written notice thereof by Krispy Kreme, Associate shall immediately cease all further production, distribution and sale of Krispy Kreme Doughnuts or such portions thereof as Krispy Kreme shall direct until such failure is corrected (or until such deviation from Manual standards is approved in writing by Krispy Kreme).

         E. USE OF MIX AND PRODUCTION EQUIPMENT SYSTEM. Associate recognizes the importance of the Krispy Kreme name and agrees to use his best efforts to maintain the high standards of the System. In connection with the license of the System, Associate recognizes that the Mix is an essential ingredient of the Krispy Kreme Doughnut and a key element and important factor in the uniqueness and uniformity of the System. Associate also recognizes that the Mix (1) is distinctive, (2) is made from a secret formula, (3) has been developed after many years of experimentation, (4) is considered a trade secret by Krispy Kreme and (5) is the result of careful blending of the ingredients under strict quality control to produce its unique texture and taste. Associate also recognizes that Krispy Kreme will make a profit on the sale of Mix to Associate and that the price of the Mix may be changed upon written notification of Krispy Kreme.

                           Associate shall purchase from Krispy Kreme and from
                  no other source and Krispy Kreme shall sell to Associate, such quantities of Krispy Kreme's Mix as shall be needed to produce and sell Krispy Kreme Doughnuts under this Agreement. Associate shall order and pay for all shipments of Mix on terms and prices currently

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                  in effect at the time of the sale. Each shipment by Krispy
                  Kreme to Associate shall constitute a separate sale.

                           Associate recognizes that the use of Krispy Kreme's
                  Production Equipment System is essential to the uniqueness and uniformity of the System and is a key element in the production of Krispy Kreme Doughnuts; that the Production Equipment System (1) is the product of years of research and development by Krispy Kreme, (2) is being continually improved and (3) is considered a trade secret by Krispy Kreme; and that Krispy Kreme will make a profit or return from the sale or lease of the Production Equipment System to Associate.

                           Associate shall purchase or lease, as shall be
                  determined by Krispy Kreme, from Krispy Kreme and from no other source, and Krispy Kreme shall sell or lease to Associate, such numbers and components of its Production Equipment System of such size and capacity as in the opinion of Krispy Kreme shall be needed by Associate to produce and sell Krispy Kreme Doughnuts under this Agreement. If the Production Equipment System is sold to Associate, Associate shall order and pay for it on terms, conditions (which conditions include Krispy Kreme's right or option to repurchase on the termination of this Agreement) and prices as specified by Krispy Kreme. If the Production Equipment System is leased to Associate, the monthly rental therefor shall be the current rate then being charged to Krispy Kreme associates on similar new equipment leases at the time of the inception of Associate's lease. The Associate shall maintain the Production Equipment System in proper working order so that he can fulfill all obligations under this Agreement. The lease of the Production Equipment System shall terminate upon termination of this Agreement for any reason, and Associate shall surrender it to Krispy Kreme immediately upon termination.

         F. QUALITY CONTROL SAMPLING. Associate shall promptly comply with the sampling and reporting procedures required by Krispy Kreme.

         G.       PROHIBITIONS. Associate shall not:

                  1. Produce a substandard product of Krispy Kreme Doughnuts which do not fully comply with standards set forth in this Agreement and the Manual.

                  2. Produce Krispy Kreme Doughnuts other than in accordance with the formulae and standards set forth in this Agreement and the Manual.

                  3. Use Krispy Kreme's System or its Mix or its Production Equipment System to produce and sell any product other than Krispy Kreme Doughnuts, including but not limited to private label product, without prior written approval of Krispy Kreme.

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                  4.       Use Krispy Kreme's Marks or name on any doughnut or
                           other product of any kind other than Krispy Kreme Doughnuts.

         H. INDEMNIFICATION. Associate shall indemnify and save harmless Krispy Kreme from any loss, claim or damage, including reasonable attorney's fees, resulting from any impurity, adulteration or misbranding of Krispy Kreme Doughnuts due to negligence of Associate or any breach by Associate of any provisions of this Agreement.

         I. INSURANCE. Associate will maintain for the benefit of both parties product liability insurance covering bodily injury and property damage with such limits as may be prescribed in the Manual from time to time. Associate shall furnish Krispy Kreme a Certificate of Insurance indicating that such insurance is in effect and that such insurance shall not be cancelled or modified on less than ten (10) days' written notice to Krispy Kreme.

         J. ADVICE OF INDEPENDENT COUNSEL. Associate covenants that he has sought advice of independent counsel (attorney, accountant or financial advisor) in connection with the review and execution of this Agreement.

         K. ACTIVE PARTICIPATION. Associate covenants that he will actively participate in the management and operation of the licensed business by devoting a substantial amount of time and will not be a passive investor.

         L. FINANCIAL STATUS AND RECORDS. Associate shall operate his business on a sound financial basis and shall have sufficient funds in the business (not making excessive withdrawals therefrom) for Associate to meet his current obligations to Krispy Kreme under this Agreement and to others, to produce and sell Krispy Kreme Doughnuts in sufficient quantity to meet the demand therefor in the Area and to conduct his business in a proper manner. Associate shall submit to Krispy Kreme such financial reports as may be stipulated in the Manual from time to time and shall permit Krispy Kreme to examine his financial books and records to assure Krispy Kreme that Associate is complying with this Agreement and provisions of the Manual.

         M. TRADEMARKS, TRADE NAMES AND TRADE SECRETS. Associate agrees that

                  1. Krispy Kreme has the sole and exclusive right (except for certain rights granted under existing and future license agreements) to use the Marks, trade names and trade secrets set forth herein and Associate represents, warrants and agrees that, neither during the term of this Agreement nor after the expiration or other termination hereof, shall Associate directly or indirectly

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                           contest or aid in contesting the validity or
                           ownership of the Marks, trade names or trade secrets or take any action whatsoever in derogation of Krispy Kreme's claimed rights therein.

                  2. Nothing contained in this Agreement shall be construed to vest in Associate any right, title or interest in or to Krispy Kreme's Marks, the goodwill now or hereafter associated therewith, or any right in the design of the doughnut producing facility, doughnut shop, signs and other distinctive equipment, other than the rights and license expressly granted herein. Any and all goodwill associated with the use of Krispy Kreme's Marks and name shall inure directly and exclusively to the benefit and is the property of Krispy Kreme.

                  3. Associate shall advertise and promote the licensed business only under Krispy Kreme Marks; and his advertising or other use of Krispy Kreme's Marks shall not contain any statement or material which, in the judgment of Krispy Kreme, may be in bad taste or inconsistent with Krispy Kreme's public image. Krispy Kreme reserves the right to preview and edit any of Associate's television and radio advertisements prior to Associate's commitment thereto.

                  4. Associate shall use the business name "Krispy Kreme Doughnut Company" during the term of this Agreement and no longer. Such business name may be changed upon prior written approval by Krispy Kreme. Associate shall not use the words "Krispy Kreme" or similar words in any corporate name.

                  5. Krispy Kreme is the owner of all proprietary rights in and to the System and all material pertaining to the use of the System which are described in the Manual. The System and the contents of the Manual constitute trade secrets of Krispy Kreme which are revealed to the Associate in confidence, and no right is given to or shall be acquired by Associate to disclose, duplicate, license, sell or reveal any portion thereof to any person other than an employee of Associate required by his work to be familiar with relevant portions thereof. Associate agrees to keep and respect the confidence extended hereby and that the Manual and other similar materials furnished to Associate hereunder are and will remain the property of Krispy Kreme and must be returned to Krispy Kreme immediately upon termination of this Agreement.

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                                   ARTICLE IV
                    STANDARDS OF UNIFORMITY AND OPERATION OF
                  DOUGHNUT PRODUCING FACILITY AND DOUGHNUT SHOP

         Associate agrees that Krispy Kreme's special architectural design, color and decor of doughnut producing facility and doughnut shop buildings, uniformity of layout, equipment, supplies, and containers, and adherence to the Manual are essential to the System. In recognition of the mutual benefits accruing from maintaining uniformity of appearance, service, products and marketing procedures, it is mutually covenanted and agreed:

         A. BUILDINGS AND PREMISES. Except as specifically authorized by Krispy Kreme, the exterior and interior of the doughnut producing facility and doughnut shop building shall conform to the architectural style and motif and layout previously, currently or hereafter approved by Krispy Kreme. Associate shall not alter the appearance of the doughnut producing facility or doughnut shop as approved. If Krispy Kreme shall determine that the doughnut shop and doughnut producing facility do not meet Krispy Kreme standards as to sanitation, cleanliness, maintenance, painting and general state of repair, Associate will, within a reasonable period of time not exceeding 45 days, make, or make arrangements for, all such repairs, maintenance, cleaning and painting as may be required by Krispy Kreme.

         B. SIGNS. Associate agrees to display Krispy Kreme's name and Marks at the Location and to maintain and display signs reflecting current image of Krispy Kreme in accordance with standards established by Krispy Kreme.

         C. LAYOUT AND USE OF VENDING MACHINE, ETC. The standards for the exterior and interior layout of the doughnut producing facility and doughnut shop and use or nonuse of items such as telephone booths, newspaper and magazine racks, jukeboxes, gum machines, games, rides or coin vending machines shall be established by Krispy Kreme.

         D. MENU AND SERVICE AT DOUGHNUT SHOP. The limited menu of Krispy Kreme doughnut shop is an essential and necessary element of the System, having been designed to contribute to the fine public image of Krispy Kreme and the uniformity of all the Krispy Kreme doughnut shops. Associate agrees that he will operate his doughnut shop in accordance with the standards, specifications and procedures set forth in the Manual, will serve at the doughnut shop only items of food and drink specified in the Manual and will follow all specifications and formulae in the Manual as to quality of products produced at the plant and served in the doughnut shop. Associate agrees that all food and drink items will be served in containers bearing accurate reproductions of Krispy Kreme's Marks.

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         E.       ALTERNATE SUPPLIERS. Except for the Mix and Production
                  Equipment System, Associate may purchase through Krispy Kreme or any other source (1) any other ingredients for Krispy Kreme Doughnuts and other products permitted to be sold in the doughnut shop; (2) any other doughnut plant equipment; (3) packages and containers for his products; and (4) other supplies, if the items supplied meet specifications set forth in the Manual. Krispy Kreme will not unreasonably withhold prompt approval of such purchases provided sufficient notice is given by Associate for Krispy Kreme to determine that such items conform to the standards and specifications set forth in the Manual. In return for services and expertise provided by Krispy Kreme, it will charge a service fee in the form of a markup for any purchase of supplies made through the Purchasing Department of Krispy Kreme.

         F. RIGHT OF ENTRY AND INSPECTION. To ensure that Associate is complying with the provisions of this Agreement and the Manual in his utilization of the System, any officer of Krispy Kreme Doughnut Corporation or a representative designated by the President or Vice President - Associate Division of Krispy Kreme Doughnut Corporation shall have the right to enter and inspect the doughnut producing facility and doughnut shop at any time and test the Associate's finished products and ingredients thereof, his Product Equipment System and other equipment, packages and supplies. Associate shall diligently correct any such deficiencies detected during such inspections. If written notice of such deficiency is given, Associate shall immediately desist and refrain from a continuation of any deficiency set forth in the notification.

                                    ARTICLE V
                                     ROYALTY

         A. ROYALTY. As part of the total consideration for Krispy Kreme's licensing of its System to Associate, Associate agrees to pay weekly a royalty of three percent (3%) of Associate's gross retail sales and one percent (1%) of all other sales (not including sales tax) or as otherwise set forth in the Manual as it may be changed from time to time. Associate's check covering the royalty for the preceding seven days shall be mailed to Krispy Kreme on Friday of each week.

         B. ACCOUNTING PROCEDURES AND RIGHT TO AUDIT. Associate agrees to keep complete records of his business, maintain such records for the same period of time as required by federal and local income tax laws, and submit to Krispy Kreme such financial reports as prescribed in the Manual. Associate agrees that Krispy Kreme or its agents shall have the right to examine or audit the books and accounts of Associate.

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                                   ARTICLE VI
                            COVENANTS OF BOTH PARTIES

         A. FORCE MAJEURE. Neither Krispy Kreme nor Associate shall be held liable for the failure of either to comply with any terms of this Agreement if such failure is caused solely by fire, strike, union or other labor problems, war (whether or not declared), riots, insurrection, government restrictions, acts of God, or other causes beyond its or his control and without its or his fault; provided, however, that Associate shall continue to be obligated to pay to Krispy Kreme all amounts on which he shall have duly become obligated prior to the occurrence of any event referred to in this section.

         B. INDEPENDENT CONTRACTOR. Associate is an independent contractor and neither party shall have the power to incur or be liable for any debts, accounts, obligations or other liabilities of the other party or its or his agents or employees except as specifically authorized in writing.

         C. NO AGENCY. Associate shall not represent or hold himself out as an agent, legal representative, partner, subsidiary, joint venturer or employee of Krispy Kreme and he shall exhibit on his premises in a place designated by Krispy Kreme, a notification that he is an Associate of Krispy Kreme. In all public records, in his relationship with other persons and on letterheads, calling cards and business forms, he shall indicate his independent ownership of said business and that he is an Associate of Krispy Kreme.

                                   ARTICLE VII
                               TRANSFER OF LICENSE

         A. ASSIGNABILITY. Except as provided in Sections B, C and D of this Article, Associate acknowledges that this Agreement is personal to him and made with him as an individual; and he shall neither sell, assign, transfer, sublicense, pledge, mortgage, hypothecate, encumber nor otherwise dispose of this Agreement or any right or interest therein, nor suffer or permit any such assignment, transfer or disposition to occur by operation of law unless the prior written consent of Krispy Kreme be first had and obtained. Assignment of any interest, other than as provided in this Article, shall constitute a material breach of this Agreement; and, upon such assignment, Krispy Kreme shall have the right to terminate this Agreement immediately upon written notice to Associate.

         B. TRANSFER OF LICENSE IN EVENT OF ASSOCIATE'S DEATH, DISABILITY AND RETIREMENT. Upon the death or disability of Associate or if Associate desires to retire, Krispy Kreme shall give consideration to the transfer of his interest herein to the Associate's spouse, issue or any other person so designated by Associate to assume operation of the licensed business if in the sole discretion and judgment of Krispy Kreme, such person obtaining said interest is in all respects acceptable to Krispy Kreme and shall be capable of conducting said

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                  business in a manner satisfactory to Krispy Kreme, shall
                  satisfy the requirements of Section D of this Article and shall assume in writing all obligations under this Agreement. Krispy Kreme agrees to exert its best efforts to assist Associate in planning the transfer of the license granted hereunder upon his retirement, death or disability, including counseling with the Associate at Associate's expense, training the designated successor to the license and satisfying the requirements of Section D below. Upon the death of Associate, Krispy Kreme shall have the right to continue the operation of the System at Associate's Location and assist his heirs or personal representatives in the transfer of the license as provided herein.

         C. ASSOCIATE RECEIVES OFFERS TO PURCHASE FROM UNRELATED THIRD PARTIES. If Associate, his heirs or personal representatives receive a bona fide acceptable offer to purchase his business or any portion thereof, the real property which is the situs of the Location or any portion thereof, or any offer to acquire his license granted hereunder or any portion thereof, he or they shall within forty-eight (48) hours of such offer notify Krispy Kreme in writing. Krispy Kreme shall have for a period of sixty (60) days the first refusal to purchase upon the same terms and conditions as offered by the prospective buyer. If Krispy Kreme does not accept the offer within sixty
                  (60) days, Associate may conclude the sale to the prospective purchaser at the price and upon such terms and conditions as offered to Krispy Kreme; provided that the requirements of Section D of this Article must be met if the license granted herein is to be transferred.

         D. TRANSFER REQUIREMENTS. Krispy Kreme may impose reasonable conditions on any assignment of the license granted hereunder which may include, without limitation, the following:

                  1. Associate must satisfy fully all obligations to Krispy Kreme and others arising out of this Agreement and the operation of the licensed business unless Krispy Kreme otherwise agrees in writing.

                  2. Assignee must satisfactorily (a) demonstrate to Krispy Kreme's sole and complete satisfaction that he meets the financial and managerial criteria required by Krispy Kreme, (b) agree to avail himself of such training as Krispy Kreme shall, in its sole discretion, specify, and (c) shall pay to Krispy Kreme One Hundred Dollars ($100) as an assignment fee. If more than one doughnut producing facility and doughnut shop location granted under this Agreement is assigned, there shall be a charge of Fifty Dollars ($50) for each additional location included in the same transaction.

         E. CONDUCT OF BUSINESS IN CORPORATE FORM. If Associate desires to conduct business as a corporation, Krispy Kreme will consent to the sublicensing of this Agreement to a corporation approved by Krispy Kreme provided Associate shall remain the primary licensee, guaranteeing all obligations of such corporation

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

                  to Krispy Kreme under this Agreement and shall comply with the provisions hereinafter specified and any other condition that Krispy Kreme may require, including a limitation on the number of stockholders of the sublicensee corporation. Such corporation shall be closely held and shall not engage in any business activity other than those directly related to the production, marketing, distribution and sale of Krispy Kreme Doughnuts pursuant to the terms and conditions of Associate's Agreement with Krispy Kreme. There shall be no sublicensing fee imposed by Krispy Kreme if such sublicense is made within ninety (90) days after the execution of this Agreement.

                           Associate shall be and remain the legal and
                  beneficial owner of the stock in such corporation and shall act as such corporation's principal officer. Provided Associate retains in excess of fifty percent (50%) ownership of the voting stock ("controlling interest") of the corporation, he may transfer or assign stock in such corporation only to his spouse, issue or operating managers. If Associate ceases to act as principal officer or own controlling interest through death or otherwise, the sublicense to such corporation shall terminate immediately. Associate may not otherwise transfer, assign, bequeath, pledge, hypothecate, encumber or mortgage his stock without the prior written consent of Krispy Kreme. The transfer or assignment of any stock interest of such corporation, other than as herein provided, without the prior written consent of Krispy Kreme, shall constitute a material breach of this Agreement permitting Krispy Kreme, at its sole option, to terminate same immediately upon written notice.

                           The corporation shall have sufficient equity capital
                  in the business to result in a debt-to-equity ratio of one (1) to one and a half (1-1/2), or such other debt-to-equity as may be approved in writing by Krispy Kreme.

                           Associate agrees to furnish to Krispy Kreme certified
                  copies of its Articles of Incorporation, By-Laws, a specimen stock certificate and any other documents required by Krispy Kreme to enable it to determine if Associate and his corporation are meeting the requirements of this Section E, and further agrees that Krispy Kreme or its agents shall have the right to examine the Articles of Incorporation, By-Laws, Minute Book, Stock Ledger and other Corporate records of such Corporation to verify compliance with this Article.

                                  ARTICLE VIII
                             TERMINATION OF LICENSE

         A. TERMINATION WITHOUT NOTICE. In the event of any of the following:

                  1.       The cessation by Associate of his business; or

                  2.       The insolvency of Associate; or

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

                  3. The filing by or against Associate of a voluntary or involuntary petition pursuant to any present or future act of the Federal Congress on the subject of bankruptcy, including the Federal Wage Earner Plan, which petition has not been dismissed within thirty
                           (30) days after such filing;

                  4. The institution of any proceeding by or against Associate arising from any insolvency, bankruptcy or assignment for the benefit of creditors, which proceeding has not been dismissed within thirty (30) days after the institution of such proceeding; the foreclosure by a creditor of the Associate on any obligation due such creditor, or attempt of any governmental agency to collect taxes owed by or money due from the Associate;

                  5. The making of any assignment for the benefit of creditors or the appointment of a receiver of Associate or of substantially all of the property of Associate;

                  6. Death or any declaration of incompetency of Associate, regardless of whether Associate has sublicensed this Agreement to a sublicensee Corporation under ARTICLE VIII, Section E in which event, this Agreement shall automatically and immediately be terminated.

         B. TERMINATION FOR VIOLATION OF ARTICLE VII. Termination of this Agreement for Associate's violation of ARTICLE VII above is governed by the provisions of that Article.

         C. TERMINATION UPON NOTICE FOR CAUSE. This Agreement may be terminated at any time by either party, if the other party shall fail to perform ("for cause") any of the covenants herein contained to be performed by the other party (except as provided in ARTICLES VI-A and VII hereof), by written notice of the failure, stating the nature and character thereof and allowing the other party sixty (60) consecutive days from the date of the notice to correct the failure. If the failure is not corrected within the period of sixty (60) consecutive days, the party who shall have given the notice may terminate this Agreement forthwith without need of any additional notice to that effect.

         D. WAIVER. The failure of either party to give notice of performance or of termination shall not constitute a waiver of the covenants, terms or conditions herein, or of the rights of either party thereafter to enforce such covenants, terms or conditions or to terminate this Agreement for any subsequent breach thereof.

                                   ARTICLE IX
                                POST TERMINATION

         A. TERMINATION OF GRANT. Upon the termination of this Agreement, except as may otherwise be provided herein, all rights and privileges granted under this Agreement shall immediately cease and terminate and Associate shall thereupon discontinue forever the use of Krispy Kreme's Marks in connection with Associate's business except the right to sell its inventory of finished product.

         B. USE OF KRISPY KREME MATERIALS. Upon the termination of this Agreement for any reason, Associate shall cease his use of Krispy Kreme's System. Associate shall deliver to Krispy Kreme, and Krispy Kreme shall repurchase from Associate, the following items which in Krispy Kreme's opinion are in usable condition and in current use at Associate's depreciated cost or fair market value whichever is less but in no event less than 20% of Associate's original cost: all of the Mix, Production Equipment System, packaging materials, and supplies which bear the Krispy Kreme Marks. With respect to Krispy Kreme's signs, menu boards and other items of tangible personal property which bear Krispy Kreme's Marks or are representative of Krispy Kreme's public image, Associate shall either sell such items to Krispy Kreme at Associate's depreciated cost value or fair market value whichever is less but in no event less than 20% of Associate's original cost, or alter and remodel such items in such way so that they shall no longer be representative of Krispy Kreme's public image or be deemed a use of Krispy Kreme's Marks, as shall be determined solely by Krispy Kreme. Associate shall remove all Krispy Kreme Marks from his motor vehicles.

         C. INJUNCTION AND OTHER LEGAL AND EQUITABLE REMEDIES. The provisions of this Article may be enforced by injunction, but the use of such injunction by Krispy Kreme shall not prevent it from seeking any other legal or equitable remedy available.

                                    ARTICLE X
                                  MISCELLANEOUS

         A. NOTICE. Any notice to be given pursuant to the provisions of this Agreement shall be in writing and shall be sent by registered mail addressed in the case of Krispy Kreme to:

                           Krispy Kreme Doughnut Corporation
                           Attention: Vice President - Associate's Division P O Box 83
                           Winston-Salem, North Carolina 27102-0083


                  and in the case of notice to Associate, to:

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






                  or to such other place as the receiving party shall have given in writing to the sending party.

         B. ONLY AGREEMENT. Except as otherwise stated herein, this Agreement contains the complete agreement between the parties in respect of the subject matter of the licensing of the System, and all other prior agreements are superseded. Except for the Manual, this Agreement (together with its Exhibits) shall not be amended or supplemented except in writing signed by Associate and Krispy Kreme.

         C. GOVERNING LAW. This Agreement shall be interpreted and governed by the laws of the State of North Carolina.

         D. INVALIDITY. If any term or provision of this Agreement shall be or become invalid under any applicable law; then the remainder of this Agreement shall not be affected thereby, and the remaining terms and provisions hereof shall remain in effect as if the invalid portion were not a part hereof.

         E. NON-WAIVER. The failure of Krispy Kreme to exercise any right, power or option given to it hereunder, or to insist upon strict compliance with the terms hereof by Associate shall not constitute a waiver of the terms and conditions of this Agreement with respect to any other or subsequent breach thereof, nor a waiver by Krispy Kreme of its right at any time thereafter to require exact and strict compliance with all the terms hereof. The rights and remedies hereunder are cumulative to any other rights or remedies which may be granted by law.

         F. RIGHT OF KRISPY KREME TO HAVE OTHER PARTIES FULFILL ITS OBLIGATIONS. Krispy Kreme shall have the right to have the services it provides to Associate or its obligations to Associate hereunder performed or fulfilled by Krispy Kreme, its subsidiary corporations or such agents, employees and representatives as it shall designate.

         G. MERGER OR CONSOLIDATION. If Krispy Kreme shall at any time be merged or consolidated into or with another corporation or if substantially all of its assets are transferred to another corporation or business entity, the provisions of this Agreement shall be binding upon and inure to the benefit of the corporation or business entity resulting from such merger or consolidation or to which such assets shall be transferred, and this provision shall apply in the event of any subsequent merger, consolidation or transfer.

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

         H. THE WORD "ASSOCIATE." The word "Associate" and all pronouns relative thereto as used in this Agreement include the masculine, feminine and neuter gender as the case may be and shall mean the Associate, his Assignee, his sublicensee or successors in interest where the context so indicates.

         I. HEADINGS TO ARTICLES AND SECTIONS. The headings or captions of Articles and Sections of this Agreement are merely descriptive and not substantive and have no meaning in the interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the ____ day of __________________, _____.


                                       KRISPY KREME DOUGHNUT CORPORATION


                                       By
                                         ---------------------------------------
                                             President
ATTEST:


------------------------------------
     Secretary


[CORPORATE SEAL]


                                       ASSOCIATE


                                       By                                 (SEAL)
                                         ---------------------------------------



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